Exhibit 16


October 4, 2004



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:



We have read the statements made by World Monitor Trust - Series B (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Trust's Form 8-K report dated October 1, 2004. We agree with the statements concerning our Firm in such Form 8-K.



Very truly yours,



/s/ PricewaterhouseCoopers LLP







cc:    Ms. Maureen Howley
       Senior Vice President & Chief Financial Officer
       Preferred Investment Solutions Corp.
       Two American Lane
       Greenwich, CT 06831